UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

MANNING & NAPIER FUND, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

IMPORTANT NOTICE REGARDING YOUR INVESTMENT IN:

Manning & Napier Fund, Inc.

PLEASE VOTE NOW

WE MUST RECEIVE YOUR VOTE BY JUNE 30, 2020

Recently, we sent you proxy material regarding a shareholder meeting scheduled for June 30, 2020. Our records indicate that we have not received your voting instructions.

The Fund’s Board of Directors unanimously recommends that you vote “FOR” the proposals in the proxy materials. We urge you to vote as soon as possible in order to allow the Funds to obtain a sufficient number of votes to hold the meeting as scheduled. Join your fellow shareholders and vote today!

If you have any questions or would like to vote, please call the number listed below:

1-866-618-9320

Your vote is important no matter the size of your investment. Please vote promptly so your vote can be received by the June 30, 2020 shareholder meeting.

The Fund has made it very easy for you to vote. Choose one of the following methods:

Vote live with a Proxy Specialist – You may cast your vote live with a proxy specialist, quickly and easily, and have proxy related questions answered, by calling toll free: 1-866-618-9320. Representatives are available Monday through Friday 9:30 a.m. to 10:00 p.m. Eastern Time.

Vote via the Internet – Visit www.proxyvote.com and enter the control number that appears on your proxy card. Follow the on-screen prompts to vote.

Vote by Touch-Tone Phone – Call the toll-free touch-tone phone number listed on your proxy card. Have your proxy card with control number available. Follow the touch-tone prompts to vote.

Vote by Mail – Return the executed proxy card in the postage-paid envelope provided so it is received before June 30, 2020.

THANK YOU FOR VOTING